Exhibit 10.1
REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the Effective Date (as hereinafter defined), by and between WATERTOWER BUSINESS PARK, LLC, a Florida limited liability company (the "Seller"), and FLORIDA PUBLIC UTILITIES COMPANY, a Florida corporation ("Purchaser").

W I T N E S S E T H:

WHEREAS, Seller is the fee simple owner of a certain parcel of improved real property located in Palm Beach County, Florida, defined herein as the "Real Property", together with certain other rights and interests, all of which are collectively defined herein as the "Property"); and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property upon the terms and conditions hereinbelow set forth.

NOW, THEREFORE, for and in consideration of the payment of TEN and No/100 Dollars ($10.00) in hand paid by Purchaser to Seller, the mutual covenants, premises, and agreements herein set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the Seller agrees to sell, and the Purchaser agrees to purchase, the Property, in accordance with the following terms and provisions:

1.           Recitals.  The foregoing recitals are true and correct and are incorporated herein by this reference.

2.           Real Property; Property.

A.           The Property, which is to be purchased by Purchaser and conveyed by Seller in accordance with the terms of this Agreement, includes the Real Property (as defined in subsection B) together with the other rights and interests described in subsection C, all of which shall be collectively referred to herein as the "Property".

B.           The real property interests that constitute a part of the Property include the following (which shall be collectively referred to herein as the "Real Property"):

i.           The lands described on Exhibit "A" attached hereto and by this reference made a part hereof (the "Land"), said Land being approximately 6.22 +/- acres.

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ii.           all tenements, hereditaments and appurtenances relating to the Land or the Improvements, including all air, surface, subsurface, mineral and riparian rights;

iii.           all right, title and interest of Seller in any street, road, alley or avenue adjoining the Land to the center line thereof;

iv.           all of Seller's right, title and interest in any strip, hiatus, gore, gap or boundary adjustment area adjoining or affecting the Land.

C.           The Property also includes the following rights and interests:

i.           all permits, approvals, authorizations and licenses relating to or affecting any of the Real Property which Purchaser approves;

ii.           all land use, development and concurrency reservations and/or entitlements, utility capacity and reservations;

iii.           all transferable warranties relating to work done or materials provided to the Real Property or improvements thereon;

iv.           any and all leases encumbering the Real Property, if any.  Notwithstanding the foregoing, it is the intent of Purchaser that the Property will be conveyed to Purchaser free and clear of any leases;

v.           any and all service or maintenance agreements that Purchaser elects to have assigned to it at Closing.

vi.           all rights and interests of Seller, if any, with respect to use of the adjoining railroad lines.

D.           Notwithstanding subparagraphs A, B and C above, Purchaser acknowledges and agrees that the Property does not include any interest of the Seller in the real property located adjacent to the northern boundary of the Land that lies within the Plat of 1100 Commerce Park, Plat Book 98, Page 60 of the Public Records of Palm Beach County, Florida (the “1100 Commerce Property”).

3.           Purchase Price and Earnest Money.

A.           The purchase price to be paid by Purchaser to Seller for the Property (hereinafter referred to as the "Purchase Price") shall be Three Million Four Hundred Forty-Three Thousand One Hundred Twenty-Five and No/100 DOLLARS ($3,443,125.00), subject to adjustments and prorations as set forth herein.

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B.           On or before FIVE (5) business days after the Effective Date, Purchaser shall deposit in trust with Akerman Senterfitt (the "Escrow Agent"), an earnest money deposit in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Initial Deposit").  If Purchaser does not elect to terminate this Agreement during the Due Diligence Period (as that term is defined below), Purchaser shall, within FIVE (5) business days after the expiration of the Due Diligence Period, deposit with the Escrow Agent an additional earnest money deposit in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the "Additional Deposit").  The Initial Deposit, the Additional Deposit, and any other amounts or sums deposited with the Escrow Agent pursuant to the terms hereof, along with any interest accruing on any of the foregoing, are collectively referred to herein as the "Earnest Money".  Except as otherwise provided herein, the Earnest Money shall be paid over to Seller and credited against the Purchase Price (as hereinafter defined) at the consummation of the sale by Seller and the purchase by Purchaser of the Property in accordance with the terms and provisions of this Agreement (herein referred to as the "Closing").

C.           Payment of Balance of Purchase Price .  The full Earnest Money shall be credited to the Purchaser at Closing. The balance of the Purchase Price (meaning the Purchase Price, less the Earnest Money) shall be paid by Purchaser to Seller at Closing in cash, by certified or cashier's check subject to appropriate credits, or by electronic bank wire transfer, with adjustments and prorations as provided herein below.

4.           Access to Real Property and Information by Purchaser Prior to Closing.

A.           Access to Real Property.  Purchaser shall at all times before Closing have the right and privilege of entering upon the Real Property with its agents, contractors and engineers to inspect, examine, survey and otherwise undertake those actions which Purchaser, in its sole discretion, deems necessary or desirable to determine the suitability of the Real Property for Purchaser's intended uses (the "Inspection Right").  The Inspection Right shall include, without limitation, the right to make surveys, soils tests and borings, percolation tests, compaction tests/assessments, environmental tests and tests to obtain any other information relating to the surface, subsurface and topographic conditions of the Real Property.

B.           Delivery of Information Relating to Real Property.  Within Five (5) days of the Effective Date, Seller shall deliver to Purchaser all environmental site assessments; hazardous waste reports; engineering or drainage plans; drawings; surveys; plats; site plans; title commitments and policies; soils or geotechnical reports; letters or notices from any governmental agencies or departments regarding utilities, permits, code violations, or other matters; copies of all service contracts, management or maintenance agreements affecting the Property; all correspondence with state or local government agencies or departments regarding the Real Property, zoning, proof of zoning and documentary evidence of the existing land use plan designations; concurrency vesting certificates; artists' renderings; and economic and financial studies which Seller has, if any, relating to the Property.  All such information shall be collectively referred to herein as the "Disclosure Information" and may be used by Purchaser in such manner as it desires.

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5.           Survey and Title Matters.

A.           Survey.  Purchaser may, at its cost, within the Due Diligence Period obtain a current survey of the Real Property prepared by a registered surveyor, licensed in the State of Florida ("Survey").  The Survey shall identify the boundaries of the Real Property and locate all improvements situated upon the Real Property and shall (at Purchaser's option) locate and identify with the relevant recording information all utility lines and access, easements, streets, rights-of-way and other man-made objects; and locate all other matters not of record which are ascertainable by a visual inspection of the Real Property; provide the precise acreage of the Real Property; and show such other matters thereon as Purchaser may elect.  The Survey shall be certified to the Purchaser, Seller, Escrow Agent, Purchaser's attorney and the Title Company (as defined below), and shall certify that such Survey was prepared in accordance with the minimum technical requirements and standards promulgated by the Florida Board of Professional Surveyors and Mappers, Chapter 61G17-6 of the Florida Administrative Code and Section 427.027 of the Florida Statutes (or such higher standards as Purchaser may elect).  The Survey shall, at Purchaser's option, also contain such other matters as are required by the Purchaser or the Title Company.  The Survey may include a certification setting forth the number of square feet situated within the perimeter of the Real Property.

B.           Title Insurance.  On or before Fifteen (15) days after the Effective Date, Seller shall obtain and deliver to Purchaser a commitment for an owner's policy of title insurance without standard or general exceptions covering the Property and covering, as insured easements, any common area tracts ("Common Areas") and easements benefiting the Property or the Common Areas as shown on the Plat (as that term is defined below) ("Title Commitment") from a title company reasonably satisfactory to Purchaser ("Title Company").  The Title Commitment shall be in the amount of the Purchase Price, effective as of a date not more than twenty (20) days prior to the Effective Date, and shall have attached to it full size legible (or stamped best available) copies of the (1) vesting deed, (2) all documents listed as exceptions in Schedule B-II of the Title Commitment, (3) the plat recorded in Plat Book 85, Page 163 of the Public Records of Palm Beach County, Florida (the "Plat"), and (4) all documents referenced on the Plat that have been recorded in the Public Records of  Palm Beach County, Florida.

C.           At Closing and as a condition to Purchaser's obligation to pay the Purchase Price and otherwise close the transaction contemplated hereby, the Title Company shall irrevocably commit to the issuance of an ALTA Owners Policy of Title Insurance (10/17/92) (with Florida Modifications) (hereinafter, the "Title Policy") in the amount of the Purchase Price, insuring fee simple title to the Property in Purchaser, in conformity with the Title Commitment, subject only to the Permitted Exceptions (as defined herein).  In no event shall the Title Policy be subject to the standard or general exceptions.  Notwithstanding the foregoing, Purchaser shall be responsible for furnishing the Title Company with a survey acceptable to the Title Company for the purposes of deleting the standard or general exceptions for matters which would be disclosed by an accurate survey and inspection of the Property.  Purchaser shall pay the sum of $5,000.00 towards the cost of the Title Policy, the balance shall be paid by Seller.

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D.           Title and Survey Objection.  Prior to the expiration of the Due Diligence Period, Purchaser shall provide Seller with notice (hereinafter the "Title Defects Notice") of any matters set forth in the Title Commitment or Survey which are unacceptable to Purchaser ("Title Defects").  Any matters set forth in the Title Commitment or Survey to which Purchaser does not timely object shall be referred to collectively herein as the "Permitted Exceptions."  It is specifically understood and agreed that Purchaser hereby objects to and will require the removal, satisfaction, correction or deletion of (i) all requirements set forth on Schedule B-I of the Title Commitment, (ii) all standard and general exceptions set forth in the Title Commitment; (iii) any gap, overlap, boundary dispute, hiatus or encroachment identified on the Survey which affects the Property or any adjacent properties; (iv) any mortgages or other monetary liens encumbering all or any portion of the Property; and (v) rights of any tenants or other occupants of the Real Property or improvements thereon.  At Closing, Seller shall provide the Title Company with such affidavits or other documents as are necessary to enable the Title Company to remove the standard and general exceptions from the Title Policy.  Seller shall have Thirty (30) days after receipt of the Title Defects Notice from Purchaser within which to use its best efforts to cure such Title Defects to the satisfaction of the Purchaser and the Title Company; provided, however, that Seller shall not be obligated to expend more than Thirty-Five Thousand and No/100 Dollars ($35,000.00) to effectuate cure of the Title Defects (the "Cure Money").  In the event Seller, despite use of its best efforts, and despite actual documented expenditure of such portion of the Cure Money necessary to support its best efforts, fails to cure any Title Defect within such Thirty (30)-day period, then Purchaser may thereafter, at its option:

i.           terminate this Agreement, whereupon the Earnest Money shall be promptly returned to Purchaser and the Agreement shall be deemed null and void and of no force and effect, and no party hereto shall have any further rights, obligations or liability hereunder;

ii.           accept title to the Property subject to such Title Defects; provided, however, that Seller shall, until the Closing Date, continue to use its best efforts to cure such Title Defects, with Seller not being obligated to expend more than the total amount of the Cure Money in doing so.

Notwithstanding anything to the contrary contained in this Agreement, Purchaser acknowledges that those items identified on Exhibit “C” attached hereto and made a part hereof shall not be the basis for a Title Defect Notice and shall be deemed Permitted Exceptions.

6.           Due Diligence Period.

A.           Purchaser shall have Sixty (60) days from the date Seller delivers the Disclosure Information to determine, in Purchaser's sole and absolute discretion, whether or not the Property is suitable and satisfactory for Purchaser's intended use ("Due Diligence Period").  Purchaser may, at Purchaser's sole and absolute discretion, extend the Due Diligence Period up to an additional Thirty (30) days by providing written notice to Seller, prior to the expiration of the initial Thirty (30) days, of Purchaser's intent to extend the Due Diligence Period to conclude its inspection and analysis of the Property as herein provided.  If Purchaser so extends the Due Diligence Period, all references herein to "Due Diligence Period" shall refer to the Due Diligence Period as so extended and Purchaser shall pay to Seller at Closing, and in addition to the Purchase Price, the sum of $600.00 per day for each day that the Due Diligence Period is actually extended, up to the maximum Thirty (30) day extension provided herein ("Extra Charge").  If Purchaser elects to extend the Due Diligence Period as provided herein, and concludes its tests and examinations of the Property before expiration of the maximum Thirty (30) day extension period permitted above, Purchaser shall notify Seller of the date that Purchaser actually concluded the Due Diligence Period so that an accurate calculation of the Extra Charge can be made and paid over by Purchaser at the Closing (the "Due Diligence Termination Notice").  If Purchaser elects to extend the Due Diligence Period as permitted above, concludes the Due Diligence Period on or before (as evidenced by Due Diligence Termination Notice) expiration of the maximum Thirty (30) day period, and the Closing (as that term is defined below) occurs less that fifteen (15) days after expiration of the Due Diligence Period, then the Extra Charge shall be reduced by $600.00 per day for each day that the Closing occurs prior to the fifteen (15) day period; provided, however, that said $600.00 per day reduction of the Extra Charge shall not exceed the amount of Extra Charge actually attributable to Purchaser extending the Due Diligence Period.

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B.           During the Due Diligence Period, Purchaser may conduct any tests and examinations of the Property, at Purchaser's sole cost and expense, which Purchaser deems advisable, including, without limitation, soil boring tests, groundwater samples, geotechnical, environmental tests, exploratory test trenching, and any tests to determine the existence of Hazardous Substances.  As used herein, "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminates (including, without limitation, asbestos and raw materials which include hazardous components), or other similar substances, or materials which are included under or regulated by any local, state or federal law, rule, ordinance or regulation pertaining to environmental regulation, contamination or clean-up.  Seller hereby grants to Purchaser the right of access during the term hereof to any consultants, designers, contractors, engineers, surveyors or other agents or representatives used by Seller in generating or assembling any of the Disclosure Information or other due diligence materials relating to the Property (collectively, "Consultants").  To assist Purchaser in obtaining access to the Consultants, Seller agrees to (i) include a list (including contact names and telephone numbers) of the Consultants in the Disclosure Information; and (ii) waive any actual or perceived conflict of interest in Purchaser having access to the Consultants and their information, knowledge and work product related to the Property during the term of this Agreement, and to any of the Consultants subsequently being employed by Purchaser in connection with Purchaser's acquisition and/or development of the Property.  In the event Purchaser notifies Seller in writing within the Due Diligence Period that Purchaser is not satisfied, in Purchaser's sole discretion, with Purchaser's inspection of the Property and that Purchaser does not intend to proceed with the purchase of the Property, then the Earnest Money shall be promptly returned to Purchaser, less the Extra Charge in the event the Due Diligence Period was extended, and this Agreement shall automatically terminate and be null and void and neither party shall have any further liability or obligation hereunder.  Purchaser shall assume all risks involved in the entry upon the Property for the performance of such activities and shall defend, indemnify and hold Seller harmless from and against any loss or expense incurred due to bodily injury or death to persons or damage to property or parties arising out of or in connection with the exercise of Purchaser’s rights hereunder, provided, however, that such loss or expense does not occur due to the negligence, acts or omissions of Seller, or any of its employees, agents or representatives.

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C.           Upon the expiration of the Due Diligence Period the Earnest Money shall become non-refundable and shall be applied to the Purchase Price at Closing, except (i) in the event Seller fails or refuses to close the sale of the Property, or (ii) in the event Seller fails or refuses to deliver marketable title or cure a Title Defect(s), in accordance with Section 5, or (iii) failure of a Condition Precedent (as defined below), or (iv) in the event of Seller default hereunder, or (v) as otherwise provided herein.

D.           Except as expressly set forth in this Agreement or in the documents to be executed by Seller at Closing as contemplated by Section 8 hereof, other than the Easement Agreement (the "Closing Documents"), the Property is being sold and conveyed to Purchaser “as is” and “with all faults.”  Except as expressly set forth in this Agreement or in the Closing Documents, Seller has not made, does not make, and hereby disclaims any and all express or implied representations and warranties regarding or relating to: the condition of the Property; its suitability for any particular purpose; the susceptibility to flooding of the Land; the value or marketability of the Property; the projected income or expenses of the Property; the zoning classification, or use and occupancy restrictions applicable to the Property; the current manner of operation of the Property; the compliance of the Property with environmental laws, and laws and regulations relating to hazardous substances and toxic wastes; and all matters affecting or relating to the Property.  Purchaser acknowledges that, except as expressly set forth in this Agreement or in the Closing Documents, no such representations or warranties, express or implied, have been made by Seller, or by any other person representing or purporting to represent Seller.  Purchaser acknowledges that any representations or warranties made in Section 9 of this Agreement shall survive Closing for nine (9) months after Closing as set forth in Section 9 of this Agreement.

By proceeding with the acquisition of the Property following the Due Diligence Period, Purchaser confirms that it has investigated all of the matters relating to the Property to its satisfaction, and is acquiring the Property in “as is” condition, subject to the provisions of this Agreement, and Seller's representation and warranties set forth in Section 9 of this Agreement.  In agreeing to purchase the Property “as is” and without representation or warranty, express or implied, except as expressly set forth in this Agreement or in the Closing Documents, Purchaser acknowledges and represents that it has factored the “as is” condition of the Property into the price it has hereby agreed to pay for the Property.  From and after the Closing Date, Purchaser does hereby waive any and all claims, demands, causes of action and other liabilities of or against Seller with respect to the condition of the Property in violation of federal, state or other applicable law, except for claims made by Purchaser within nine (9) months after Closing as provided in Section 9, arising from the breach of a representation or warranty made by Seller in Section 9, and except for claims made by Purchaser arising from the breach of a representation or warranty made by Seller in any of the Closing Documents.  The terms and covenants of this Subsection 6.D. shall survive the Closing.

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7.           Conditions to Purchaser's Obligations.

A.           Purchaser's obligation to purchase the Property or otherwise perform any obligation provided for herein shall be expressly conditioned upon the fulfillment of each of the following conditions precedent ("Condition(s) Precedent") on or before the date or dates hereinafter specifically provided and in no event later than the date of Closing:

i.           The representations, warranties and covenants of Seller contained in this Agreement shall be true and correct as of the Closing Date (as hereinafter defined);

ii.           Seller shall not be in default hereunder and shall have performed and complied with all covenants and agreements contained herein which are to be performed and complied with by Seller at or prior to the Closing;

iii.           Purchaser, at Seller's expense, shall have received a Title Commitment unconditionally agreeing to provide, after Closing, the Title Policy from the Title Company in the full amount of the Purchase Price, subject only to the Permitted Exceptions;

iv.           The Property shall not have been materially affected by:

a.           any legislative or regulatory taking, change or moratorium;

b.           any condemnation action, whether threatened or filed; or

c.           any flood, accident or other materially adverse event; and

B.           Purchaser may at any time or times on or before Closing, at its election, waive any of the foregoing Conditions Precedent to its obligations hereunder and the consummation of such sale, but any such waiver shall be effective only if contained in writing signed by Purchaser and delivered to Seller.  Except as to the Condition(s) Precedent waived, no waiver shall reduce the rights or remedies of the Purchaser by reason of any breach of any undertaking, agreement, warranty, representation or covenant of Seller.

C.           In the event any of the foregoing Condition(s) Precedent or other conditions to this Agreement are not fulfilled or waived by Purchaser prior to the date of Closing, Purchaser may terminate this Agreement, regardless of whether such right is otherwise expressly provided above or extend the Closing Date until such time as the Condition(s) Precedent are met (without losing its rights to thereafter terminate this Agreement), but in no event longer than thirty (30) days.  Notwithstanding anything herein to the contrary, in the event of any such termination, this Agreement shall become null and void and of no further force or effect with neither party having any further rights or liabilities hereunder, and the Escrow Agent shall promptly return to Purchaser the Earnest Money, less the Extra Charge in the event the Due Diligence Period was extended.

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8.           Closing Date and Closing Procedures and Requirements.

A.           Closing Date.  The Closing shall be held on or before the Fifteenth (15th) day after the expiration of the Due Diligence Period ("Closing Date").  The Closing shall take place at the offices of Akerman Senterfitt, Esperante Building, 222 Lakeview Avenue, Suite 400, West Palm Beach, Florida.

B.           Conveyance of Title.  At the Closing, Seller shall execute and deliver to Purchaser a Special Warranty Deed conveying fee simple marketable record title to the Property to Purchaser, free and clear of all liens, special assessments, easements, reservations, restrictions and encumbrances whatsoever, excepting only the Permitted Exceptions (the "Deed").  In the event any mortgage, lien or other encumbrance encumbers the Property at Closing and is not paid and satisfied by Seller, such mortgage, lien or encumbrance shall, at Purchaser's election, be satisfied and paid with the proceeds of the Purchase Price.  Seller and Purchaser agree that such documents as may be necessary to carry out the terms of this Agreement and conveyance of the Property shall be executed and/or delivered by such parties at the time of Closing, including, without limitation, an owner's affidavit in form sufficient to enable the Title Company to delete all standard and general title exceptions other than survey exceptions from the Title Policy and a certificate duly executed by Seller certifying that Seller is not a foreign person for purposes of the Foreign Investment in Real Property Tax Act (FIRPTA), as revised by the Deficit Reduction Act of 1984 and as may be amended from time to time, which certificate shall include Seller's taxpayer identification number and address or a withholding certificate from the Internal Revenue Service stating that Seller is exempt from withholding tax on the Purchase Price under FIRPTA.  If neither of the above certificates is delivered, Purchaser shall deduct and withhold at Closing a tax equal to either TEN PERCENT (10%) of the Purchase Price or such reduced amount as may be authorized by a withholding certificate from the Internal Revenue Service.

C.           Prorating of Taxes and Assessments.  All real property ad valorem taxes and general assessments applicable to the Property ("Taxes") shall be prorated as of the Closing Date between Seller and Purchaser, said proration to be based upon the most recently available Tax rate and valuation with respect to the Property; provided, however, that upon the issuance of the actual Tax statement or bill for the year of the Closing, Purchaser and Seller shall promptly make such reprorations as may be necessary to ensure that the actual amount of such Taxes for the year of Closing shall be prorated between Purchaser and Seller as of the Closing Date, said agreement to survive Closing hereunder and shall not merge into the Deed.  All special assessments which have been levied or certified prior to Closing shall be paid in full by Seller.  It is anticipated that the Property will be free and clear of any tenancies as of the Closing Date; provided, however if Purchaser elects to take title subject to any leases, then rental income (including base/annual rent, common area maintenance charges and additional rent) and prepaid rents shall be prorated as of the Closing Date and security deposits shall be delivered to Purchaser.  Insurance, payments under service contracts accepted by Purchaser and utilities shall be prorated as of the Closing Date and all Taxes for prior years shall be paid by Seller.  No later than Closing, Seller shall pay all leasing commissions due or payable to any party relative to any lease at the Property, whether or not the due date for such payment is subsequent to Closing.

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D.           As a condition precedent to Seller's obligations to close on the transaction contemplated herein, at the Closing, Purchaser shall enter into the Sanitary Sewer Easement Agreement attached hereto as Exhibit "D" (the "Easement Agreement") for the benefit of the 1100 Commerce Property.  The size, location and legal description of the Easement Parcel (as that term is defined in the Easement Agreement) shall be mutually agreed upon by the parties prior to the expiration of the Due Diligence Period.  Notwithstanding the foregoing, Seller acknowledges and agrees that the Easement Parcel shall be adjacent to and contiguous with the eastern boundary line of the Land, and that the Easement Parcel shall be no wider than five (5) feet or as otherwise required by Seacoast (as that term is defined in the Easement Agreement) to construct the Sewer Improvements (as that term is defined in the Easement Agreement).  All survey costs, engineering costs, consultant fees, application fees, permits fees, as well as the installation and perpetual maintenance of the Sewer Improvement constructed within Easement Parcel shall be paid for by the Seller, its successors and/or assigns, as required pursuant to the Easement Agreement.

E.           Closing Costs.  Closing costs shall be paid as follows:

i.           Seller shall pay all real property transfer and transaction taxes and levies relating to the purchase or sale of the Property including, without limitation, the documentary stamps which shall be affixed to the Deed, and the title insurance premiums and costs (less $5,000.00 which shall be paid by Purchaser) relating to the issuance of the Title Policy in the full amount of the Purchase Price;

ii.           Purchaser shall pay the cost of recording the Deed, the lender's title policy (if any), and for the Survey;

iii.           Each party shall be responsible for its own attorneys fees.

9.           Warranties and Representations of Seller.  To induce Purchaser to enter into this Agreement and to purchase the Property, Seller, in addition to the other representations and warranties set forth herein, makes the following representations and warranties, each of which is material and is being relied upon by Purchaser and shall survive Closing hereunder or merge into the Deed;

A.           That Seller owns fee simple record title to the Property, free and clear of all liens, special assessments, easements, reservations, restrictions and encumbrances other than the Permitted Exceptions and there are no tenancy, rental, leases, licenses, parties in possession, or other occupancy rights or agreements affecting the Property.

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B.           That Seller has not received any notice, and has no knowledge, that the Property or any portion or portions thereof is or will be subject to or affected by:

i.           any special assessments, whether or not presently a lien thereon; or

ii.           any condemnation, eminent domain, change in grade of public streets, or similar proceeding.

C.           That there are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, affecting the Property or any portion or portions thereof or relating to or arising out of the ownership of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau,  or agency or other governmental instrumentality.

D.           Seller has the full right, power and authority to enter into and deliver this Agreement and to consummate the purchase and sale of the Property in accordance herewith and to perform all covenants and agreements of Seller hereunder.

E.           Seller has no knowledge or notice that any present default or breach exists under any mortgage or other encumbrance encumbering the Property or any covenants, conditions, restrictions, rights-of-way or easements which may affect the Property or any portion or portions thereof and that, to the best of Seller’s knowledge, no condition or circumstance exists which, with the passage of time and/or the giving of notice, or otherwise, would constitute or result in a default or breach under any such covenants, conditions, restrictions, rights-of-way or easements.

F.           No commitments have been made to any governmental authority, utility company, school board, church or other religious body, or any homeowners association, or to any other organization, group, or individual, relating to the Property which would impose an obligation upon Purchaser or its successors or assigns to make any contribution or dedications of money or land or to construct, install, or maintain any improvements of a public or private nature on or off the Property, and no governmental authority has imposed any requirement that any developer of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Property or any part thereof.  The provisions of this Section shall not apply to any general real estate taxes.

G.           Seller has not received any notice and has no actual knowledge that the Property has ever been used by previous owners and/or operators or Seller to generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Substance.  Seller has no actual knowledge of the Property having ever contained asbestos, PCB or other toxic materials.

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H.           To the best Seller's actual knowledge, there are no pollutants, contaminants, petroleum products or by-products, asbestos or other substances, whether hazardous or not, on or beneath the surface of the Property.

I.           To the best of Seller’s actual knowledge, the Property has full, free and adjacent access to and from public highways and roads, and Seller has no actual knowledge of any fact or condition which would result in the termination of such access.

J.           No person, firm or other legal entity other than Purchaser has any right or option whatsoever to acquire the Property or any portion or portions thereof or any interest therein.

K.           There are no leases of any portion of the Property.

L.           To the best of Seller’s knowledge, Seller is not in violation of any law, regulation or ordinance governing the Property.

M.           The execution and delivery of this Agreement and the consummation of the transaction contemplated herein shall not and do not constitute a violation or breach by Seller of any provision of any agreement or other instrument to which Seller is a party or to which Seller may be subject although not a party, nor result in or constitute a violation or breach of any judgment, order, writ, injunction or decree issued against Seller.

N.           Seller is a Florida limited liability company, not a foreign person (as such terms are defined in the Internal Revenue Code and Income Tax Regulations), for purposes of U.S. income taxation and that Seller's U.S. Taxpayer Identification Number is 03-0599647, and no withholding of sale proceeds is required with respect to Seller's interest in the Property under Section 1445(a) of the Internal Revenue Code.

Q.           There are no service contracts, maintenance or management agreements, commission or brokerage agreements, or other similar agreements affecting the Property except as set forth on Exhibit "B".

R.           After the Effective Date, Seller shall not place or bury any debris, refuse, material, garbage, vehicles or items of any nature (collectively, "Debris") on the Land prior to the Closing.  If Seller does place or bury any Debris on the Land in violation of this representation and warranty, Purchaser may, at its election, (i) require Seller to remove any such Debris, as a Condition Precedent, which removal shall be in accordance with all applicable provisions of state and/or federal law governing the removal of such Debris; or (ii) remove the above referenced Debris post-Closing, in which event the Purchase Price shall be reduced by the estimated cost of removal as evidenced by written estimate obtained by Purchaser from a firm properly licensed and authorized to make such removal.

Seller's Initials:	Purchaser's Initials:

S.           That each and every one of the foregoing representations and warranties is true and correct as of the date hereof, will remain true and correct throughout the term of this Agreement, and will be true and correct as of the Closing Date.

In the event that changes occur as to any information, documents or exhibits referred to in the subsections of this Section 9, or in any other part of this Agreement, of which Seller has knowledge or becomes aware of, Seller will immediately disclose same to Purchaser when first available to Seller; and in the event of any change which may be deemed by Purchaser to be materially adverse, Purchaser may, at its election, terminate this Agreement and obtain a refund of the Earnest Money, whereupon neither party shall have any obligations to the other hereunder, except for those obligations which expressly survive the termination of this Agreement.  At Closing, Seller shall, in writing, reaffirm to Purchaser the truth and correctness, as of the Closing Date, of each of the warranties and representations contained herein and agrees to indemnify and hold Purchaser harmless from any loss or damage suffered by Purchaser on account of the breach or incorrectness of any such warranties or representations, which indemnification and hold harmless obligation shall survive Closing for a period of nine (9) months and shall not merge into the Deed.  In the event that any of the representations and warranties of this Section 9 which are qualified “to the best of Seller’s knowledge” would be inaccurate at Closing after the deletion of the Seller’s knowledge qualification, Purchaser may terminate this Agreement, receive a full refund of the Earnest Money, and be relieved of any duties, obligations and liability hereunder  Any action by Purchaser against Seller for a breach or failure of any of the representations or warranties in this Section 9 or elsewhere in this Agreement or in the Closing Documents must be commenced within said nine (9) month period.  At the end of the nine (9) month period, Seller shall have no further liability with respect to the representations and warranties in this Section 9 except for those, if any, with respect to which suit has been filed in a court of competent jurisdiction within said nine (9) month period.  Notwithstanding anything in this Section 9 to the contrary, if, between the Effective Date of this Agreement and the Closing Date, Seller learns of information such that any of Seller’s representations and warranties in this Section 9 are or have become materially inaccurate, Seller shall provide Purchaser with written notice thereof.  Purchaser shall then have ten (10) days after receipt of such notice in which to elect, as its sole remedy, to terminate this Agreement by giving written notice thereof to Seller, or to accept such changed representation or warranty and at Closing Seller’s representations and warranties in this Section 9 shall be deemed modified accordingly.  If Purchaser exercises its option to terminate this Agreement, the Earnest Money shall be returned to Purchaser and the parties shall be without further duties or obligations to one another under this Agreement, except for those obligations which expressly survive the termination of this Agreement.  If Seller has not received any written notice of election from Purchaser within the aforesaid ten (10) day period, Purchaser shall be deemed to have elected to accept such changed representations and/or warranties.  If Purchaser learns that any of Seller’s representations and warranties in this Section 9 are or have become materially inaccurate, and Purchaser closes nonetheless, Purchaser shall be deemed to have accepted such failure of representation or warranty and Seller shall have no liability with respect thereto.

Seller's Initials:	Purchaser's Initials:

10.           Seller's Affirmative Covenants.  In addition to the other covenants and undertakings set forth herein, Seller makes the following affirmative covenants, each of which shall survive Closing hereunder:

A.           From and after the date hereof and until physical possession of the Property has been delivered to Purchaser, Seller will keep and maintain all of the Property in good order and condition and will comply with and abide by all laws, ordinances, regulations and restrictions affecting the Property or its use.  Seller will pay all taxes and assessments prior to the due date thereof, will not commit or permit any waste or nuisance with respect thereto, and will not undertake or permit any grading or any cutting or removal of landscaping, trees or vegetation thereon.

B.           At Closing, Seller shall transfer, assign, and convey to Purchaser all of Seller's right, title and interest in and to all utilities and utility commitments which service or pertain in any manner to the Property, including, without limitation, any water or sewer connections or reservations which have been allocated in any manner to the Property or to Seller as owner of the Property and Seller's position on any waiting list relating to any such water or sewer connections or reservations.

C.           From and after the Effective Date, Seller shall not offer to sell the Property to any other person or entity or enter into any verbal or written agreement, understanding, or contract relating to the sale of the Property; provided, however, that Seller shall be permitted to accept "backup bids" which shall only become effective and binding on Seller in the event that Purchaser elects to terminate this Agreement in accordance with Section 6.A. hereof.  Any backup bid(s) accepted by Seller shall contain express language notifying the backup bidder(s) that Seller is under contract to sell the Property to Purchaser pursuant to this Agreement.

D.           Seller shall take such other actions and perform such other obligations as are required or contemplated hereunder including, without limitation, all obligations pertaining to satisfaction of any contingencies of this Agreement or conditions precedent to performance by Purchaser of its obligations hereunder.

E.           From and after the date hereof, Seller shall not, without obtaining Purchaser's prior written consent in each instance, create, incur, consent to or permit to exist, any liens, leases, licenses, special assessments, easements, reservations, restrictions or  encumbrances other than the mortgages, easements, assessments, reservations, and restrictions or record on the date hereof, and Seller hereby covenants that Seller shall comply with and abide by all of the terms and provisions of any of the foregoing existing as of the date hereof, through the date of Closing hereunder.  Nothing in this subsection shall modify, diminish, or alter the representations and warranties contained in Section 9 hereof.

F.           Seller shall provide to Purchaser copies of any and all notices received from governmental agencies or authorities with respect to the Property from and after the Effective Date.

Seller's Initials:	Purchaser's Initials:

G.           Between the Effective Date and the Closing Date Seller shall not enter into any new leases, service agreements, management agreements or other agreements with respect to the Property or any portion thereof.

11.           Defaults.  In the event Seller breaches any warranty or representation contained in this Agreement or fails to comply with or perform any of the conditions to be complied with or any of the covenants, agreements or obligations to be performed by Seller under the terms and provisions of this Agreement, and such failure (other than failure to close on the sale of the Property when required hereunder which shall require no notice and cure right) continues for TEN (10) days following notice thereof in writing from Purchaser, Purchaser, in Purchaser's sole discretion, shall be entitled to an immediate refund of the Earnest Money from Escrow Agent and to (i) exercise any and all rights and remedies available to Purchaser at law and in equity, including without limitation the right of specific performance; and/or (ii) terminate this Agreement; and/or (iii) grant, from time to time, such extensions of time as Purchaser deems proper under the circumstances without thereby waiving any other remedy permitted in this Agreement.  Upon any such termination of this Agreement pursuant to this Section 11, the Earnest Money shall be immediately refunded by Escrow Agent to Purchaser and this Agreement and all rights and obligations created hereunder shall be deemed null and void and of no further force or effect.  In the event Purchaser fails to comply with or perform any of the conditions to be complied with or any of the covenants, agreements or obligations to be performed by Purchaser under the terms and provisions of this Agreement, that are not due to Seller’s default and such failure continues for TEN (10) days following notice thereof in writing from Seller, then Seller may as Seller's sole and exclusive remedy for any such default, upon giving written notice to Purchaser and Escrow Agent as herein provided, receive the Earnest Money actually paid to the date of such default from Escrow Agent as full liquidated damages, whereupon this Agreement and all rights and obligations created hereby shall automatically terminate and be null and void and of no further force or effect whatsoever.  Purchaser and Seller acknowledge that it would be difficult or impossible to ascertain the actual damages suffered by Seller as a result of any default by Purchaser and agree that such liquidated damages are a reasonable estimate of such damages.  Seller further acknowledges and agrees that Purchaser was materially induced to enter into this Agreement in reliance upon Seller's agreement to accept such Earnest Money as Seller's sole and exclusive remedy and that Purchaser would not have entered into this Agreement but for Seller's agreement to so limit Seller's remedies.  In the event there is more than one Seller the obligations hereunder imposed upon the Seller shall be joint and several, and all agreements, representations, warranties, and covenants herein contained shall be binding on their respective heirs, personal representatives, successors and, to the extent permitted, assigns of the Seller.

12.           Possession of Property.  Seller shall deliver to Purchaser full and exclusive possession of the Property on the Closing Date.

Seller's Initials:	Purchaser's Initials:

13.           Condemnation.  In the event the Property or any portion or portions thereof shall be taken or condemned or be the subject of a bona fide threat of condemnation by any governmental authority or other entity prior to the Closing Date, Purchaser shall have the option of either (i) terminating this Agreement by giving written notice thereof to Seller and the Escrow Agent whereupon the Earnest Money shall be immediately refunded by Escrow Agent to Purchaser, and this Agreement and all rights and obligations created hereunder shall be null and void and of no further force or effect; or (ii) requiring Seller to convey the remaining portion or portions of the Property to Purchaser pursuant to the terms and provisions hereof and to transfer  and assign to Purchaser at the Closing all of the right, title and interest of Seller in and to any award made or to be made by reason of such condemnation.  Seller and Purchaser hereby further agree that Purchaser shall have the right to participate in all negotiations with any such governmental authority relating to the Property or to the compensation to be paid for any portion or portions thereof condemned by such governmental authority or other entity.

14.           Real Estate Commission.

A.           Purchaser hereby represents and warrants to Seller that Purchaser is not represented by any agent, broker or finder in regard to the sale and purchase of the Property contemplated herein.  Purchaser hereby indemnifies Seller and agrees to hold Seller free and harmless from and against any and all liability, loss, cost, damage and expense, including, but not limited to, attorney's fees and costs of litigation, both prior to and on appeal, which Seller shall ever suffer or incur because of any claim by any agent, broker or finder engaged by Purchaser, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or to the sale and Purchase of the Property contemplated hereby.

B.           Seller hereby represents and warrants to Purchaser that Seller has engaged Applefield Waxman, Inc. ("Seller's Broker") in regards to this Agreement or to the sale and purchase of the Property contemplated hereby.  Seller shall be solely responsible for payment of commission/consideration to Seller's Broker and Seller hereby indemnifies Purchaser and agrees to hold Purchaser free and harmless from and against any and all liability, loss, cost, damage and expense, including but not limited to attorneys' fees and costs of litigation both prior to and on appeal, which Purchaser shall ever suffer or incur because of any claim by any agent, broker or finder engaged by Seller, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or to the sale and Purchase of the Property contemplated hereby.

C.           Seller's Broker shall be paid by the Seller from Closing proceeds pursuant to separate agreement.

15.           Notices.  Any notice, request, demand, instruction or other communication to be given to either party hereunder, except where required to be delivered at the Closing, shall be in writing and shall be hand delivered or sent by Federal Express or a comparable overnight mail service, or mailed by U.S. registered or certified mail, return receipt requested, postage prepaid, or transmitted electronically with a receipt verification to Purchaser, Seller, Purchaser's counsel, Seller's counsel and Escrow Agent, at their respective addresses set forth below.  Notice shall be deemed to have been given upon receipt or delivery of said notice at the appropriate address as is set forth below.  Counsel for the Seller or Purchaser can give notice on behalf of their respective client.  The addressees and addresses for the purpose of this Section may be changed by giving notice of such change in compliance with this Section.  Unless and until such written notice is received, the last addressee and address stated herein shall be deemed to continue in effect for all purposes hereunder.

Seller's Initials:	Purchaser's Initials:

To Purchaser at the following address:

Florida Public Utilities Company
401 South Dixie Highway
West Palm Beach, FL  33401-5886
Attention:  Marc Schneidermann
Mailing Address:
P.O. Box 3395
West Palm Beach, FL  33402-3395
Telephone: (561) 838-1767
Facsimile: 561-366-1577

With a copy to:

Akerman Senterfitt
Attention: George P. Graham, Esq.
420 S. Orange Avenue, Suite 1200
Orlando, Florida  32801
Telephone: 407-843-7860
Facsimile: 407-843-6610

To Seller at the following address:

Watertower Business Park, LLC
Attention: Brian K. Waxman
5601 Corporate Way, Suite 404
West Palm Beach, Florida 33407
Telephone:  561-687-5800
Facsimile: 561- 689-1255

with a copy to:

Jones, Foster, Johnston & Stubbs, P.A.
Attention: Scott L. McMullen, Esq.
Flagler Center
505 South Flagler Drive, Suite 1100
West Palm Beach, Florida 33401
Telephone: (561) 650-0494
Facsimile: (561) 650-0435

Seller's Initials:	Purchaser's Initials:

To Escrow Agent:

Akerman Senterfitt
Attn. George P. Graham, Esq.
420 S. Orange Avenue, Suite 1200
Orlando, Florida   32801
Telephone: (407) 843-7860
Facsimile: (407) 843-6610

16.           Escrow Agent.  Escrow Agent shall not be entitled to any fees or compensation for its services as escrow agent hereunder.  Escrow Agent shall be liable only to hold the Earnest Money, to invest same as provided for herein, and to deliver same to the parties named herein in accordance with the provisions of this Agreement.  Escrow Agent, as escrow agent, is acting in the capacity of a depository only, and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall be caused by the gross negligence or willful malfeasance of Escrow Agent.  In the event of any disagreement among any of the parties to this Agreement or among them or any of them and any other person, resulting in adverse claims and demands being made in connection with or for any Property involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of the Earnest Money then held by it under this Agreement, and in so doing Escrow Agent shall not become liable in any way for such refusal, and Escrow Agent shall be entitled to continue to refrain from acting  until (a) the rights of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court assuming and having jurisdiction of the Property involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto.  Further, Escrow Agent shall have the right at any time after a dispute between Seller and Purchaser has arisen, to pay the Earnest Money held by it into any court of competent jurisdiction for payment to the appropriate party, whereupon Escrow Agent's obligations hereunder shall terminate.  Seller and Purchaser agree that the status of Purchaser's counsel as Escrow Agent under this Agreement does not disqualify such law firm from representing the Purchaser in connection with this transaction and in any disputes that may arise between Seller and Purchaser concerning this transaction, including any dispute or controversy with respect to the Earnest Money.

17.           General Provisions.

A.           No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

Seller's Initials:	Purchaser's Initials:

B.           This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.  Any amendment to this Agreement shall not be binding upon any of the parties hereto unless such amendment is in writing and executed by Seller and Purchaser.

C.           The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns.

D.           Time is of the essence of this Agreement.  Wherever under the terms and provisions of this Agreement the time for performance falls upon a Saturday, Sunday, or Legal Holiday, such time for performance shall be extended to the next business day.  Time shall be computed based on calendar days, unless specifically provided otherwise.

E.           This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

F.           The headings inserted at the beginning of each section and paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph.

G.           Seller and Purchaser do hereby covenant and agree that such documents as may be legally necessary or otherwise appropriate to carry out the terms of this Agreement shall be executed and delivered by each part at the Closing.

H.           This Agreement shall be interpreted under the laws of the State of Florida.  This Agreement shall not be construed against the party preparing it more strictly than the other party hereto, but shall be construed as if both parties prepared this Agreement.  Venue for any legal action in connection herewith shall lie only in the County where the Property is located.

18.           Severability.  This Agreement is intended to be performed  in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

19.           No Recording of Agreement.  Neither this Contract nor a record or a memorandum thereof shall be recorded in the Public Records of any county in the State of Florida by either party hereto.

Seller's Initials:	Purchaser's Initials:

20.           Attorneys' Fees.  In the event of any dispute hereunder or of any action to interpret or enforce this Agreement, any provision hereof or any matter arising here from, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, witness fees, expert fees, consultant fees, attorney, paralegal and legal assistant fees, costs and expenses and other professional fees, costs and expenses whether suit be brought or not, and whether in settlement, in any declaratory action, at trial or on appeal.

21.           Effective Date.  When used herein, the term "Effective Date" or the phrase "the date hereof" or "the date of this Agreement" shall mean the last date that either Purchaser or Seller execute this Agreement.

22.           Risk of Loss.  The risk of loss as to the Property in this transaction is upon the Seller.  If, prior to the Closing, the improvements or any portion thereof are damaged by fire or other casualty, Purchaser may either: (i) terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser and the parties shall be relieved of all further obligations hereunder; or (ii) proceed with this transaction, in which event Seller shall assign to Purchaser the right to receive all insurance proceeds with respect to the damage and Seller shall deliver to Purchaser at Closing an amount equal to any deductible under the applicable insurance policy.  Seller and Purchaser each agree to cooperate with the other so as to obtain the highest settlement amount under any fire and casualty insurance policy on the improvements located on the Property in order to complete the assignment of any insurance proceeds as provided herein, including joining in any law suits.  The provisions of this section shall survive the Closing and shall not merge into the Deed.

23.           Indemnification.

A.           Indemnification of Purchaser. Seller agrees to indemnify and hold Purchaser harmless from and against, and the Purchaser shall be entitled to recover against the Seller, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related attorney and paralegal fees and expenses), including, but not limited to, those incurred prior to any action or proceeding, through all appeals, and in any bankruptcy proceedings incurred or suffered arising out of or resulting, from (i) any breach of a representation or warranty made by the Seller in this Agreement, (ii) any breach of the covenants or agreements made by the Seller in or pursuant to this Agreement, or (iii) actions brought by third parties against the Purchaser for damages, injuries or death of persons occurring at the Property before the Closing Date.

B.           Indemnification of Seller. Purchaser agrees to indemnify and hold Seller harmless from and against, and the Seller shall be entitled to recover against the Purchaser, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related attorney and paralegal fees and expenses), including, but not limited to, those incurred prior to any action or proceeding, through all appeals, and in any bankruptcy proceedings incurred or suffered arising out of or resulting, from (i) any breach of a representation or warranty made by the Purchaser in this Agreement, and (ii) any breach of the covenants or agreements made by the Purchaser in or pursuant to this Agreement.

Seller's Initials:	Purchaser's Initials:

24.           Representations and Warranties by Purchaser.  Purchaser represents and warrants to Seller that Purchaser has all requisite power and authority to execute this Agreement and the closing documents contemplated by Section 8, that the execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by such entity action as may be required, that the persons executing this Agreement on behalf of Purchaser are fully authorized to do so, and that this Agreement as executed by such persons constitutes the binding and enforceable obligation of Purchaser.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

Seller's Initials:	Purchaser's Initials:

IN WITNESS WHEREOF, Purchaser, Seller and Escrow Agent have caused this Agreement to be executed as of the dates set forth below.

"PURCHASER"
FLORIDA PUBLIC UTILITIES COMPANY, a Florida corporation

Witnesses:

Print Name:	Print Name:
Its:
Date:

Print Name:

"SELLER"
WATERTOWER BUSINESS PARK, LLC, a Florida limited liability company

Witnesses:

Print Name:	Print Name:
Its:
Date:

Print Name:

ESCROW ACKNOWLEDGMENT

Receipt of the Earnest Money referred to above is hereby acknowledged this ____ day of ___________, 2007.  The undersigned agrees to hold said Earnest Money according to the terms of the foregoing Agreement.

Escrow Agent
AKERMAN SENTERFITT

By:
Print Name:
Title:

BROKER'S ACKNOWLEDGMENT

The undersigned broker(s) signed below to evidence agreement with the terms of Section 14 of the Agreement regarding the commission to be paid hereunder and the terms under which such commission shall be payable.

Broker
Applefield Waxman, Inc.

By:
Print Name:
Date:

Exhibit "A"
Legal Description

Tract A, Schumacher at Water Tower Road, according to the Plat thereof, as recorded in Plat Book 85, Page 163 of the Public Records of Palm Beach County, Florida, and more particularly described as:

The East 602.00 feet of the West 966.10 feet of the South 450.00 feet of the Northwest quarter of Section 20, Township 42 South, Range 43 East, lying in Palm Beach County, Florida.

A - 1

Exhibit "B"

Service Contracts, Maintenance or Management Agreements, Commission or Brokerage Agreements, or other similar agreements affecting the Property

NONE

B - 1

Exhibit “C”

PERMITTED EXCEPTIONS

1.	Taxes for the year 2007.

2.
Restrictions, conditions, reservations, easements and other matters contained on the Plat of Schumacher at Water Tower Road, as recorded in Plat Book 85, Page 163, Public Records of Palm Beach County, Florida.

3.
Encroachment of utility lines on the north property line and sidewalk encroachment on the south property line of the Land as reflected in that certain survey of Tract A, Schumacher at Water Tower Road, by Compass Surveying, Project No. C-10139, dated January 20, 2006, and consisting of one sheet.

C - 1

Exhibit “D”

EASEMENT AGREEMENT

[See Next Page]

THIS INSTRUMENT PREPARED BY:
AND PLEASE RETURN TO:

SCOTT L. MCMULLEN., ESQ.
JONES, FOSTER, JOHNSTON & STUBBS, P.A.
P.O. BOX 3475
WEST PALM BEACH, FL 33402-3475

WILL CALL #85

SANITARY SEWER EASEMENT AGREEMENT

THIS SANITARY SEWER EASEMENT AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of __________, 2007 (the "Effective Date"), by and among WATERTOWER BUSINESS PARK, LLC, a Florida limited liability company, having a mailing address of 5601 Corporate Way, Suite 404, West Palm Beach, FL 33407 (“Seller”), and FLORIDA PUBLIC UTILITIES COMPANY, a Florida corporation, having a mailing address of 401 South Dixie Highway, West Palm Beach, FL 33401-5866 (“Purchaser”).

R E C I T A L S:

A.           On the Effective Date, Seller has sold to Purchaser, and Purchaser is now the record title owner of, that certain real property located in Palm Beach County, Florida, which is more particularly described on Exhibit “A” attached hereto (the “Purchaser Parcel”).

B.           Seller is the record title owner of that certain real property adjacent to and immediately north of the Purchaser Parcel, which is more particularly described on Exhibit “B” attached hereto (the “Seller Parcel”; the Purchaser Parcel and the Seller Parcel shall hereinafter be sometimes referred to as the “Property”).

C.           As a condition to Seller conveying the Purchaser Parcel to Purchaser, Purchaser agreed to grant to Seller a perpetual easement for the installation, operation and maintenance of an underground sanitary sewer utility line for the benefit of the Seller Parcel, over, under, across and through a portion of the Purchaser Parcel, all in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby mutually agree as follows:

1. Recitals.  The foregoing recitals and the exhibits attached hereto are true and correct and are incorporated herein by reference as though set forth in detail.

1

2. Sewer Easement.  Purchaser hereby grants to Seller and its present and future mortgagees, grantees, successors and assigns, a perpetual, non-exclusive ____ foot (___') wide underground easement (the “Easement”) over, under, across and through that portion of the Purchaser Parcel described in Exhibit “C” attached hereto (the “Easement Parcel”) for the purpose of installing and constructing, and subsequent repairs and maintenance of, underground sanitary sewer facilities required to serve any development to be constructed solely, exclusively and entirely upon the Seller Parcel, pursuant to the terms and conditions of this Agreement (collectively, the "Sewer Improvements").  Seller shall perform the installation and construction and subsequent repairs and maintenance of the Sewer Improvements (collectively, the "Work") at its sole cost and expense, as and when required, in a good and workmanlike manner, expeditiously performed and free and clear of all Liens (as that term is defined below), claims and encumbrances, and in accordance with all Approvals (as that term is defined below) and all applicable laws, rules, orders and regulations (collectively, "Applicable Laws").  Further, while performing any Work Seller shall use its best good faith efforts not to disturb or unreasonably interfere with the use of the Purchaser Parcel by Purchaser and its present and future mortgagees, grantees, successors and assigns, guests, agents, contractors and invitees unless such disturbance is required to perform Work on the Sewer Improvements.  Seller, in performing any Work, shall complete the same as expeditiously as is reasonably practical and with the minimal amount of interference to the Purchaser Parcel as reasonably practical.  Seller, in performing any Work, shall, at its cost and expense, repair any damage to any improvements on Purchaser Parcel and restore any disturbed areas thereon to substantially the same condition as existed prior to such disturbance (including, but not limited to, any driveways, sidewalks, walkways, fences, roads, parking lots, trees, bushes, other landscaping and groundcover, and drainage areas, retention areas or drainage ditches).  Further, Seller shall undertake such repairs and restoration promptly after the completion of any Work or during the continuation of any Work, if possible.  Seller, at its sole cost and expense, shall be responsible for all safety and security measures in connection with any Work.  Seller, at its sole cost and expense, shall be responsible for paying any connection fees, impact fees, tap or tapping fees and utility fees (collectively, the "Impact Fees") required by any governmental and quasi-governmental authorities in connection with the installation, construction and use of the Sewer Improvements, including, but not limited to, any required by Seacoast Utility Authority, and its successor and/or assign ("Seacoast").  Further, Seller, at its sole cost and expense, shall be responsible for the costs and expenses of obtaining any concurrency or land use entitlements (collectively, the "Concurrency Fees") required to permit the installation, construction and use of the Sewer Improvements.

2

3. Construction and Maintenance of Improvements.  Seller shall be responsible, at its sole cost and expense, for the installation and construction of the Sewer Improvements made by, through or under Seller under the Easement Parcel, and the continued maintenance and repair thereof, in a first class condition, and in accordance with the Approvals and all Applicable Laws.  Prior to submitting the final plans for the installation and construction of the Sewer Improvements by Seller on the Easement Parcel (as permitted hereunder) to the applicable governmental authority, Seller shall (pursuant to Paragraph 13 below) submit the preliminary plans to Purchaser for its prior written approval, which approval shall not be unreasonably withheld or delayed.  In the event that Purchaser shall fail to approve or disapprove of the plans (and in the event of disapproval, Purchaser shall provide a reasonably sufficient description of its objections to the plans) in writing within ten (10) days of its receipt thereof, such plans shall be deemed approved.  In the event Purchaser timely objects to such plans, Seller and Purchaser shall work together diligently and in good faith to resolve the objections, so that the plans may be approved by Purchaser.  Upon submittal to Purchaser of any revised plans, the procedures described above will be repeated.  In the event that Purchaser fails to either approve or disapprove of any revised plans (and in the event of disapproval, Purchaser shall provide a reasonably sufficient description of its objections to the plans) in writing within the ten (10) day period set forth above, then Purchaser shall be deemed to have approved such revised plans.  Further, prior to installation and construction of the Sewer Improvements, Seller shall be obligated to obtain any and all governmental and quasi-governmental permits, consents and approvals, including, but not limited to, Seacoast's, as may be required to install or construct (and, in the event that it should become applicable in the future, to take such action as required by Seller pursuant to Paragraph 15 hereof, regarding) the Sewer Improvements (collectively, "Approvals"), and Purchaser agrees to cooperate with Seller in such regard, which such cooperation may include, without limitation, executing any permit applications related to the installation and construction of the Sewer Improvements, with such cooperation by Purchaser to be at Seller's sole cost and expense, including, but not limited to Purchaser's reasonable attorneys' fees.  Notwithstanding anything to the contrary contained herein or otherwise, Seller may not commence the installation and construction of the Sewer Improvements until such time as Seller has presented Purchaser with copies of the Approvals, and Purchaser has approved of the same, with said approval not to be unreasonably withheld.  At no time during any Work shall ingress and egress to Purchaser Parcel be obstructed.  Prior to the commencement of the installation or construction of the Sewer Improvements, Seller shall submit to Purchaser for Purchaser's approval a schedule for the timeframe of the performance of the installation and construction of the Sewer Improvements, which approval shall not be unreasonably withheld (the "Schedule").  Seller shall comply with the Schedule (following Purchaser's approval thereof) and shall notify Purchaser in advance of any material changes to the Schedule and shall obtain Purchaser's written approval to any material changes to the Schedule, which approval shall not be unreasonably withheld.  Notwithstanding the foregoing or anything to the contrary contained herein, Seller shall complete the installation and construction of the Sewer Improvements as expeditiously as possible and in no event later than twelve (12) months after the Effective Date.  Prior to the commencement of any Work whatsoever on the Easement Parcel (except in the event of Emergency Conditions (as that term is defined below)), Seller shall provide Purchaser with a minimum five (5) days' prior written notice of Seller's entry onto the Easement Parcel.  For purposes of this Agreement, the term "Emergency Conditions" shall mean any grave or imminent threat or harm to any persons or property including, but not limited to, the Property and the Sewer Improvements.  After the installation and completion of the Sewer Improvements, Seller shall provide to Purchaser, at its sole cost and expense, an as-built survey of the location of the Sewer Improvements, prepared by a registered land surveyor and certified to Purchaser (and any present mortgagees).  In addition, in the event that Purchaser desires to undertake excavation activities on the Easement Parcel (provided, however, that the same shall not be permitted in anyway to conflict with Seller's rights under this Agreement), Seller shall be required, at its cost and expense, and in no event more than one (1) time during any (12) twelve month period, to locate, identify and physically pothole/spot the location of the Sewer Improvements.  In the event that the Sewer Improvements or any part thereof need to be removed and replaced, then the provisions of this Agreement applicable to the initial installation and construction of the Sewer Improvements shall govern the removal and installation and construction of any such replacements.

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4. Term of Easement.  Except as provided in Paragraph 15 below, the Easement granted herein shall be perpetual.

5. Mechanics' Liens.  Seller shall keep the Purchaser Parcel at all times free of mechanics' liens and any other liens for labor, services, supplies, equipment or materials purchased or procured, directly or indirectly, by, through or under Seller (collectively, "Liens").  Seller agrees that it will promptly pay and satisfy all Liens of contractors, subcontractors, mechanics, laborers, materialmen and others of like character, and shall indemnify Purchaser and its successors, assigns, owners, shareholders, partners, members, employees, officers, representatives and present and future mortgagees against all liabilities, expenses, costs and charges, including, without limitation, bond payments for release of Liens and reasonable attorneys' fees and costs incurred in and about the defense of any suit in discharging the Purchaser Parcel from any Liens, claims, judgments or encumbrances, caused or suffered by, through or under Seller.  In the event any such Liens, claims, judgments or encumbrances shall be made or filed, Seller shall bond against or discharge the same within thirty (30) days after receiving written notice of the filing of the same.  Failure of Seller to comply with its obligations under the preceding sentence shall be deemed a default by Seller hereunder (without the need for Purchaser to serve Seller notice as otherwise required under Paragraph 11 below).  In addition, in the event any such Liens, claims, judgments or encumbrances shall be made or filed, Purchaser, at its sole election, may pay and satisfy the same, or bond off the same and, in any such event, the sums so paid by Purchaser, and all actual and other expenses (including reasonable attorney’s fees), with interest on all of the foregoing at eighteen percent (18%) per annum, from the date of Purchaser's payment, shall be due from Seller to Purchaser within ten (10) days after Purchaser's delivery to Seller of written demand for payment of the same, with accompanying sufficient supporting documentation.  SELLER SHALL NOT HAVE ANY AUTHORITY TO CREATE ANY LIENS FOR LABOR OR MATERIAL ON THE PURCHASER PARCEL AND ALL PERSONS CONTRACTING WITH SELLER FOR THE PERFORMANCE OF ANY SERVICES, SUPPLY OF ANY MATERIALS OR PROVISION OF ANY LABOR FOR ANY WORK DONE IN, ON OR AROUND THE PURCHASER PARCEL, AND ALL MATERIALMEN, CONTRACTORS, SUPPLIERS, MECHANICS AND LABORERS ARE HEREBY CHARGED WITH NOTICE THAT THEY MUST LOOK SOLELY TO SELLER TO SECURE PAYMENT OF ANY BILL FOR WORK DONE OR MATERIAL FURNISHED AT THE REQUEST OR INSTRUCTION OF SELLER.

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6. Indemnification and Reimbursement.

a.           For and in consideration of ten dollars ($10.00) specifically paid by Purchaser to Seller on the Effective Date, the receipt, adequacy and sufficiency of which is hereby acknowledged, Seller hereby indemnifies, saves harmless from and against, and agrees to reimburse, all of Purchaser and its successors, assigns, owners, shareholders, partners, members, employees, officers, representatives, and its present and future mortgagees (each, a “Purchaser's Indemnified Party”), for any and all (i) liability, damage, expense, loss (including, but in no way limited to, losses suffered due to business interruption), lost profits, causes of action, suits, attorney's fees, paralegal fees, legal fees, court costs and other costs whatsoever (including, but in no way limited to, costs suffered due to business interruption or being temporarily or permanently displaced from the Purchaser Parcel) (collectively, ("Damages"); and (ii) claims, orders, rulings or judgments (collectively, "Claims"), incurred, paid or suffered by any Purchaser's Indemnified Party arising out of or in connection with: (A) Work on the Sewer Improvements; (B) any failure by Seller to secure the Approvals (provided, however, that Purchaser has complied with its obligations under Paragraph 3 hereof) or to comply with the Approvals and all Applicable Laws in the performance of any Work on the Sewer Improvements; (C) the Impact Fees and the Concurrency Fees; (D) Seller's or its contractors', contractors' subcontractors', representatives', agents', employees', and its present and future mortgagees' activities on the Purchaser Parcel; (E) Seller's or its contractors', contractors' subcontractors', representatives', agents', employees', and its present and future mortgagees' use of the Easement, the Sewer Improvements, or Purchaser Parcel; () operation, use or misuse (whether foreseeable or unforeseeable) of the Sewer Improvements, or failure of proper operation of the Sewer Improvements; (F) failure to properly maintain, repair and, as necessary, replace or upgrade the Sewer Improvements; and (G) Seller's failure to comply with any provision of this Agreement, with said indemnification to a Purchaser's Indemnified Party to include, but in no way be limited to, Damages or Claims resulting or arising from personal injury, death, or property damage occurring on or off of the Property, suffered by a Purchaser's Indemnified Party or any third-party, except to the extent such Damages or Claims arise out of the gross negligence or willful misconduct of Purchaser (and its contractors, contractors' subcontractors, representatives, agents, employees, and its present and future mortgagees).

b.           For and in consideration of ten dollars ($10.00) specifically paid by Seller to Purchaser on the Effective Date, the receipt, adequacy and sufficiency of which is hereby acknowledged, Purchaser hereby indemnifies, saves harmless from and against, and agrees to reimburse, all of Seller and its successors, assigns, owners, shareholders, partners, members, employees, officers, representatives, and its present and future mortgagees (each, a “Seller's Indemnified Party”), for any and all Damages and Claims incurred, paid or suffered by any Seller's Indemnified Party arising out of or in connection with (i) damage done to the Sewer Improvements by the gross negligence or willful misconduct of Purchaser (and its contractors, contractors' subcontractors, representatives, agents, employees, and its present and future mortgagees), or (ii) Purchaser's failure to comply with any provision of this Agreement, with said indemnification to a Seller's Indemnified Party to include, but in no way be limited to, Damages or Claims resulting or arising from personal injury, death, or property damage occurring on or off of the Property, suffered by a Seller's Indemnified Party or any third-party, except to the extent such Damages or Claims arise out of the gross negligence or willful misconduct of Seller (and its contractors, contractors' subcontractors, representatives, agents, employees, and its present and future mortgagees).

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7. Reservations.  Seller hereby acknowledges and agrees that Purchaser shall have the right to use the Easement Parcel for all uses not inconsistent with the rights granted to Seller and its present and future mortgagees, grantees, successors and assigns, guests, agents, contractors and invitees herein including, but not limited to, use of the Easement Parcel for driveways, sidewalks, walkways, fences, roads, parking lots, trees, bushes, other landscaping and groundcover, and drainage areas, retention areas or drainage ditches, in accordance with any Approvals and Applicable Laws.  Purchaser agrees not to build or to convey to others permission to build, construct or install any permanent structures within, over, above or on the Easement Parcel.  This Agreement shall not be construed as a consent by Purchaser to, or as permitting, any other construction or improvements upon or changes to the Easement Parcel other than the Work, or as allowing any party other than Seller to construct any improvements upon the Purchaser Parcel (and then only on the Easement Parcel), without the prior written consent of Purchaser, with said consent, in each instance, which may be denied or conditioned in Purchaser's sole discretion.

8. Non-Dedication.  Nothing contained herein shall be deemed to be a gift, grant or dedication of any portion of the Purchaser Parcel to the general public or for any public use or purpose whatsoever, it being the intention of the parties hereto that the Easement granted herein will be strictly limited to the private use of the Seller and its present and future mortgagees, grantees, successors and assigns, and nothing set forth herein, expressed or implied, shall confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under, or by reason of, the Easement granted herein.

9. Binding Effect.  The covenants contained herein are not personal but shall run with the Purchaser Parcel and the Seller Parcel and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, transferees, successors or assigns.

10. Appurtenant Easement.  The Easement granted herein is for the benefit of the Seller Parcel and therefore is an appurtenant easement.

11. Enforcement.  In the event of a breach of any of the terms, provisions, covenants or agreements set forth herein, the non-defaulting party shall notify the party alleged to be in default of the facts and nature of the default.  The party alleged to be in default shall have thirty (30) days from receipt of said notice to cure said default.  In the event the default is not cured within said thirty (30) days, the non-defaulting party shall be entitled to any and all remedies available at law or in equity, including, but not limited to, the equitable remedies of specific performance or mandatory or prohibitory injunction issued by a court of appropriate jurisdiction.  The parties hereto have agreed that in the event it becomes necessary for any party to defend or institute legal proceedings as the result of the failure of either party to comply with the terms, covenants, agreements and conditions herein contained, it is understood and agreed that the prevailing party in such litigation shall be entitled to be reimbursed by the defaulting party for all costs incurred or expended in connection therewith, including, but not limited to, reasonable attorneys’ fees and court costs through all trial and appellate levels.

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12. Transfer of Title.  Whenever a transfer of ownership or the conveyance to a property owners association or dedication on a plat to a property owners association of any portion of the Seller Parcel or the Purchaser Parcel takes place, the liability of the transferor for any breach of the terms, provisions, covenants or agreements herein occurring (other then to said transferor's liability for monetary damages, claims and obligations hereunder, which shall expressly survive said transfer, conveyance, assignment or dedication) shall automatically terminate as to the portion of the Seller Parcel or Purchaser Parcel, as applicable, transferred, assigned or dedicated, and thereafter, the transferee shall be deemed to be liable for all obligations arising hereunder from and after the date of acquiring title to such portion of the Seller Parcel or the Purchaser Parcel, as applicable, until such date as such transferee shall convey, assign or dedicate such portion of Seller Parcel or the Purchaser Parcel, as applicable.

13. Notices/Approvals.

a.           All notices, requests, demands and other communications hereunder ("Notice(s)") shall be in writing and shall be deemed given (i) two (2) business days following the day said Notice is deposited in the U.S. mail, by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) business day following the day said Notice is sent by overnight carrier (for next day business delivery), to the parties at their respective address as set forth in the opening paragraph hereof.  Either party may change their address for Notice by notifying the other party in writing in accordance with this paragraph of such changed address.  If either or both parties shall convey fee simple title to all or any prior of their respective parcels and the transferee thereof shall fail to provide the other party to this Agreement an updated address for Notice, then the address for Notice to such transferee shall be the address in the records of the Tax Collector of Palm Beach County, Florida for the owners of such parcel.

b.           All requests for approval shall be submitted as provided herein for the delivery of Notices.  Except as expressly provided herein to the contrary, if no Notice in response shall have been given within ten (10) days of delivery of the request, approval shall be deemed to have been given.  Except as expressly provided herein to the contrary, approval in no instance shall be unreasonably withheld or delayed.

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14. Insurance.  During the period of time in which Seller is installing, constructing, removing/replacing the Sewer Improvements, or is otherwise undertaking any activities so required of Seller under options (x) or (y) of Paragraph 15 below, Seller, at its sole cost and expense, shall procure and maintain a comprehensive general liability insurance policy with a limit of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollar ($2,000,000.00) in the aggregate, with such coverage, including, but not limited to, contractual liability coverage, as may be reasonably acceptable to Purchaser (and any present mortgagees), naming Purchaser (and any present mortgagees) as an additional insured.  Prior to any entry on Purchaser Parcel to commence any activities requiring Seller to carry insurance under this Paragraph 14, installation, construction of the Sewer Improvements, Seller shall provide to Purchaser an insurance certificate evidencing the required coverage.

15. Termination of Agreement.  If (A) Seller, for any reason whatsoever, should voluntary elect to cease use of the Sewer Improvements or the Easement granted herein (in which case Seller shall provide Purchaser with Notice of that fact pursuant to Paragraph 13 above), (B) Seller shall, for any reason whatsoever, cease use of the Sewer Improvements for a continuous period of time exceeding twenty-four (24) months (in which case Seller shall provide Purchaser with Notice of that fact at the end of said twenty-four (24) month period, pursuant to Paragraph 13 above), or (C) a court of competent jurisdiction (after affording Seller with the right to file and seek leave for all possible appeals) orders or enters a judgment extinguishing Seller's right to use the Easement or the Sewer Improvements (any, independently, or any combination of, (A), (B) and (C) above, shall be referred to herein as a "Triggering Event"), then, regardless of whether Seller provided Notice as required above in this paragraph, the Easement shall be deemed surrendered and abandoned, Purchaser shall permanently terminate its use of Sewer Improvements to provide sanitary sewer service to Seller Parcel, and this Agreement shall automatically terminate and thereafter be null and void; provided, however, that Seller, at its sole cost and expense, shall be obligated, at Purchaser's sole option, within sixty (60) days after any such Triggering Event, (x) to obtain all required Approvals to, and in accordance with all Approvals and all Applicable Laws, properly remove and dispose of the Sewer Improvements, and restore the Purchaser Parcel to substantially the same condition as existed prior to the removal of the Sewer Improvements (including, but not limited to, any driveways, sidewalks, walkways, fences, roads, parking lots, trees, bushes, other landscaping and groundcover, and drainage areas, retention areas or drainage ditches situated on the Purchaser Parcel so disturbed by such removal), and thereafter, Seller shall no longer have any rights or privileges whatsoever with regard to Purchaser Parcel; or (y) to obtain all required Approvals to, and in accordance with all Approvals and all Applicable Laws, cover and/or fill the Sewer Improvements with substances or materials of Purchaser's choice, and restore the Purchaser Parcel to substantially the same condition as existed prior to such actions (including, but not limited to, any driveways, sidewalks, walkways, fences, roads, parking lots, trees, bushes, other landscaping and groundcover, and drainage areas, retention areas or drainage ditches situated on the Purchaser Parcel so disturbed by completion of such actions), and thereafter, Seller shall no longer have any rights or privileges whatsoever with regard to Purchaser Parcel.  If Purchaser shall elect option (y) above, the cost and expense of Seller complying with it obligations thereunder shall not exceed the cost and expense that would be required if Purchaser elected option (x) above.  Expressly in lieu of selecting option (x) or option (y) above, Purchaser may also elect (as option (z)) to require Seller to obtain all required Approvals to, and in accordance with all Approvals and all Applicable Laws, leave the Sewer Improvements in place.  If Seller shall fail to act as it is so obligated under options (x), (y) or (z) above, then Seller, regardless of such failure, shall no longer have any rights or privileges whatsoever with respect to the Purchaser Parcel, and Purchaser may, if it so elects, obtain the Approvals to, and in accordance with all Approvals and all Applicable Laws, fulfill Seller's obligations under the selected option (x), (y) or (z), with Seller thereafter being responsible to reimburse Purchaser for the sums so paid by Purchaser in doing so, and all actual and other expenses (including the costs of any insurance that Purchaser deemed appropriate to obtain in taking such actions), with interest on all of the foregoing at eighteen percent (18%) per annum, from the date of Purchaser's payment (collective, "Restoration Costs").  The Restoration Costs shall be due from Seller to Purchaser within ten (10) days after Purchaser's delivery to Seller of written demand therefor, with accompanying sufficient supporting documentation.  Within ten (10) days after the occurrence of a Triggering Event, Seller shall execute and deliver to Purchaser a termination of this Agreement, sufficient to evidence the surrender and abandonment of the Easement and termination of this Agreement (the "Termination"), said Termination to thereafter be recorded by Purchaser in the Public Records of Palm Beach County, Florida.  Should Seller fail to execute and deliver the Termination, Seller hereby appoints Purchaser as Seller's attorney in fact to execute the Termination.

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16. Amendment. Except as set forth herein, the Easement granted herein may not be modified, amended or terminated without the prior written approval of Seller and Purchaser.

17. Waiver.  No waiver of any of the provisions of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such waiver shall only be applicable to the specific instance in which it relates and shall not be deemed to be a continuing or future waiver.

18. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.  Venue shall be Palm Beach County, Florida.

19. Captions. The captions and paragraph headings contained herein are for reference and convenience only and in no way define, describe, extend or limit the scope or intent of the reserved rights, nor the intent of the provisions hereto.

20. Plats.  In the event that this Agreement is still in full force and effect and all or any portion of the Purchaser Parcel is platted after the date hereof, any such plat of the Purchaser Parcel shall reference this Agreement and the Easement granted herein.

21. Severability.  If any provision of this Agreement is, to any extent, declared by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will not be affected thereby and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

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22. Estoppel.  Within ten (10) days of written request by one (1) party to this Agreement to the other party to this Agreement, the requested party shall provide to the requesting party a written certificate which shall certify to the requesting party, its purchaser, its lender or such other parties as may be appropriate, that: (i) this Agreement is in full force and effect and has not been modified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) neither party to this Agreement is in default of its obligations hereunder (or if said party alleges that a party hereto is in default, stating the precise nature of said alleged default), and (iii) no monies are due from one party to the other party under this Agreement (or if said party alleges that a party hereto owes the other party monies, stating which party owes monies and, to the extent possible, the amount of said owed monies).

23. Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be and constitute an original and one and the same document.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Signed, sealed and delivered	SELLER:
in the presence of:
WATERTOWER BUSINESS PARK, LLC
a Florida limited liability company

Name	By:
Brian K. Waxman, Managing Member

Name:

By:
Name:		Peter J. Applefield, Managing Member

Name:

STATE OF FLORIDA               )
                                                      )
COUNTY OF PALM BEACH   )

The foregoing instrument was acknowledged before me this ___ day of ___________________________, 2007, by Brian K. Waxman and Peter J. Applefield, as Managing Members of Watertower Business Park, LLC, a Florida limited liability company, on behalf of said company.  They are  personally known to me or have produced a driver's license as identification.

(NOTARY SEAL)	Notary Public
Print Name:
My commission expires:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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PURCHASER:

Signed, sealed and delivered in	FLORIDA PUBLIC UTILITIES COMPANY, a Florida corporation
the presence of:

By:
Print Name:	Name:
Its:

Print Name:

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this ____ day of ______________, 2007, by________________________, as _____________________________ of FLORIDA PUBLIC UTILITIES COMPANY, a Florida corporation, on behalf of the corporation.  He is ____ personally known to me or has ____ produced a driver's license as identification.

(NOTARY SEAL)	Notary Public
Print Name:
My commission expires:

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EXHIBIT “A”

LEGAL DESCRIPTION OF PURCHASER PARCEL

[to be attached hereto]

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EXHIBIT “B”

LEGAL DESCRIPTION OF SELLER PARCEL

[to be attached hereto]

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EXHIBIT “C”

LEGAL DESCRIPTION OF EASEMENT PARCEL

[to be attached hereto]

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